Exhibit 107

Calculation of Filing Fee Tables

Form F-1

(Form Type)

Apollomics Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price per Security	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Primary Offering

Fees to Be Paid	Equity	Class A Ordinary Shares(3)	Other	16,202 Class A Ordinary Shares	$4.94(4)	$80,037.88	0.0001102	$8.82
	Equity	Class A Ordinary Shares Underlying Warrants(5)	Other	11,026,900 Class A Ordinary Shares	$11.59(6)	$127,801,771	0.0001102	$14,083.76

Fees Previously Paid	—	—	—	—	—	—	—	—

Secondary Offering

Fees to Be Paid	Equity	Class A Ordinary Shares (7)	Other	87,861,494 Class A Ordinary Shares	$4.94(4)	$434,035,780.36	0.0001102	$47,830.74
	Equity	Warrants to purchase Class A Ordinary Shares(8)	Other	619,400 Warrants	—	—	—	—
	Equity	Class A Ordinary Shares Underlying Warrants(9)	Other	619,400 Class A Ordinary Shares	$11.59(6)	$7,178,846	0.0001102	$791.11
	Equity	Class A Ordinary Shares Underlying Penny Warrants(10)	Other	57,500 Class A Ordinary Shares(11)	$0.10	$5,750	0.0001102	$0.63

Fees Previously Paid	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—

	Total Offering Amounts					$569,102,185.24		$62,715.06

	Total Fees Previously Paid							$0.00

	Total Fee Offsets							$0.00

	Net Fee Due							$62,715.06

(1)

The securities are being registered solely in connection with the resale of Class A ordinary shares, par value $0.0001 per share (the “Class A Ordinary Shares”), of Apollomics Inc. (the “Company”) and warrants, each exercisable to purchase one Class A Ordinary Share at $11.50, of the Company (the “Apollomics Warrants”) by the selling securityholders named in this registration statement.

(2)

Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)

Represents Class A ordinary shares, par value $0.0001 per share (the “Class A Ordinary Shares”), of Apollomics Inc. (the “Company”) (i) issued to certain employees of the Company pursuant to the CB Therapeutics Inc. 2016 Equity Incentive Plan and (ii) that were previously underlying private placement units originally issued by Maxpro (as defined below), each pursuant to a private placement exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).

(4)	In accordance with Rule 457(c), based on the average of the high ($5.19) and low ($4.69) prices of the Class A Ordinary Shares on The Nasdaq Capital Market (“Nasdaq”) on June 5, 2023.
(5)

Represents Class A Ordinary Shares underlying warrants, each exercisable to purchase one Class A Ordinary Share at $11.50, of the Company (the “Apollomics Warrants”), issued to former holders of Maxpro Capital Acquisition Corp.’s (“Maxpro”) warrants, which were assumed by the Company in connection with the consummation of its business combination with Maxpro on March 29, 2023.

(6)

In accordance with Rule 457(f)(1), based on the sum of (a) the average of the high ($0.10) and low ($0.09) prices for the Apollomics Warrants on Nasdaq on June 5, 2023 and (b) $11.50, the exercise price of the Apollomics Warrants, resulting in a combined maximum offering price per warrant of $11.59. The maximum number of Class A Ordinary Shares issuable upon exercise of the Apollomics Warrants are being simultaneously registered hereunder. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to the Apollomics Warrants has been allocated to the underlying Class A Ordinary Shares and those Class A Ordinary Shares are included in the registration fee. The maximum number of Class A Ordinary Shares issuable upon exercise of the Apollomics Warrants are being simultaneously registered hereunder.

(7)	87,918,994 Class A Ordinary Shares are hereby registered for sale by the Selling Securityholders named in this registration statement.
(8)	Represents the resale of Apollomics Warrants.
(9)	Represents Class A Ordinary Shares underlying the Apollomics Warrants.
(10)

Represents 57,500 Class A Ordinary Shares underlying warrants to purchase Class A Ordinary Shares at $0.01 per share (the “Penny Warrants”) issued to certain accredited investors in connection with the Business Combination.

(11)

In accordance with Rule 457(f)(1), based on the sum of (a) the average of the high ($0.10) and low ($0.09) prices for the Apollomics Warrants on Nasdaq on June 5, 2023 and (b) $0.01, the exercise price of the Penny Warrants, resulting in a combined maximum offering price per warrant of $0.10.